Exhibit 10.10

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

SEVENTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This Third Amendment to Loan and Security Agreement (the “Amendment”) is made and entered into as of March 28, 2017 by and between PACIFIC WESTERN BANK (“Bank”) and THE REALREAL, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement, dated as of September 19, 2013 (the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1)

Bank hereby waives Borrower’s violation of the Minimum Gross Revenue covenant, as more specifically described in Section 6.7(a) of the Agreement (as such section is in effect immediately prior to the execution of this Amendment) , for the reporting period ending January 31.

2)

Bank hereby waives Borrower’ s violation of the Minimum EBITDA covenant, as more specifically described in Section 6.7(b) of the Agreement (as such section is in effect immediately prior to the execution of this Amendment) , for the reporting period ending January 31, 2017.

3)	Section 2.1(b)(ii) of the Agreement is hereby amended and restated, as follows:

(ii) Interest shall accrue from the date of the Term Loan at the rate specified in Section 2.3(a), and prior to the Interest Only End Date shall be payable monthly beginning on the first day of the month next following the Term Loan, and continuing on the same day of each month thereafter. Any portion of the Term Loan that is outstanding on the Interest Only End Date shall be payable in 36 equal monthly installments of principal, plus all accrued interest , beginning on the date that is one month immediately following the Interest Only End Date, and continuing on the same day of each month thereafter through the Term Loan Maturity Date, at which time all amounts due in connection with the Term Loan and any other amounts due under this Agreement shall be immediately due and payable. The Term Loan, once repaid, may not be reborrowed. Borrower may prepay all or any portion of the Term Loan without penalty or premium.

4)	A new Section 6.7(a) of the Agreement is hereby amended and restated, as follows:

(a) Minimum Gross Revenue. Borrower’ s monthly Gross Revenue, measured as of the last day of each calendar month on a trailing-three-month no n-cumulative basis , shall be not less than the levels set forth in the table immediately below. Bank and Borrower hereby agree that, on or before February 15 of each year during the term of this

Agreement, Borrower shall provide Bank with a board-approved budget for such year containing a forecast of Gross Revenue for each calendar month during such year, and, unless such budget is unsatisfactory to Bank, the minimum monthly Gross Revenue for a particular month during such year shall be 80% of the forecasted Gross Revenue for such month. If such budget is unsatisfactory to Bank, then Bank and Borrower agree to discuss alternate levels. It shall be a violation by Borrower of this Section 6.7(a) if, following a reasonable period of discussion, Bank and Borrower fail to agree to minimum monthly Gross Revenue covenant levels for such year. Both parties shall act in a commercially reasonable manner in the process of establishing and discussing the setting of covenant levels. Once agreed, the minimum monthly Gross Revenue levels shall be incorporated into this Agreement through an amendment, which Bank and Borrower agree to execute promptly.

Reporting Period Endine	Minimum Gross Revenue
February 28, 2017	$	[***	]
March 31, 2017	$	[***	]
April 30, 2017	$	[***	]
May 31, 2017	$	[***	]
June 30, 2017	$	[***	]
July 31, 2017	$	[***	]
August 31, 2017	$	[***	]
September 30, 2017	$	[***	]
October 31, 2017	$	[***	]
November 30, 2017	$	[***	]
December 31, 2017	$	[***	]

5)	Section 6.7(b) of the Agreement is hereby amended and restated, as follows:

(b) Term Sheet Milestone. Borrower shall have delivered to Bank, after the Seventh Amendment Effective Date but on or before April 30, 2017, a signed and accepted term sheet for the sale or issuance of Borrower’s equity securities resulting in Borrower’ s receipt of at least $30,000,000 in net Cash proceeds to investors acceptable to Bank (the “Term Sheet”) and with such transaction underlying the Term Sheet to close by June 30, 2017 (such transaction, the “Funding Transaction” ).

6)	The following new Section 6.7(c) is hereby added to the Agreement, as follows:

(c) Future Covenants. Borrower hereby agrees that it shall deliver to Bank an updated board-approved budget for the remainder of Borrower’ s 2017 fiscal year (the “Updated 2017 Plan”) on or prior to June 30, 2017. Bank and Borrower hereby further agree that following Bank’s receipt of the Updated 2017 Plan, Bank may establish new financial covenants and/or restructure the financial covenants set forth in this Section 6.7 upon Bank’s receipt and review of such budget. Any such new and/or restructured covenant( s) shall be added to this Agreement through an amendment on or prior to August 31, 20 17, which Borrower hereby agrees to promptly execute in accordance with the terms hereof.

7)	The following defined terms are either added to, or are amended and restated in, Exhibit A to the Agreement, as follows:

“Interest Only End Date” means June 30, 2017..

“Term Loan Maturity Date” means June 30, 2020

8)	The defined terms “EBITDA” and “Gross Sales Milestone” and their corresponding definition se t forth in Exhibit A to the Agreement are he re by delete d in their entirety.

9)

Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and here by is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery , and performance of this Amendment shall not operate as a waiver of, or as an amendment of , any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agree men t.

10)	Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the elate of this Amendment.

11)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

12)	As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)	this Amendment, duly executed by Borrower;

(b)

payment for all Bank Expenses, including Bank’s expenses in the documentation of this Amendment and any related documents, and any UCC, good standing or intellectual property search or filing fees, which may be debited from any of Borrower’s accounts; and

(c)	such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

Signature Page Follows

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

THE REALREAL, INC.		PACIFIC WESTERN BANK

By:	/s/ Matt Gustke	By:	/s/ Tim McDonough
Name:	Matt Gustke	Name:	Tim McDonough
Title:	CFO	Title:	SVP, Technology

Signature Page to Seventh Amendment to Loan and Security Agreement